                                                                 EXHIBIT 3.3







                         AMENDED AND RESTATED BYLAWS

                                      OF

                           HORIZON PHARMACIES, INC.

                         (ADOPTED AS OF MAY 31, 1997)

                              TABLE OF CONTENTS


                                                               Page No.
                                                               --------

ARTICLE I - OFFICES. . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.  Registered Office . . . . . . . . . . . . . . .   1
     Section 2.  Other Offices . . . . . . . . . . . . . . . . .   1

ARTICLE II - SHAREHOLDERS. . . . . . . . . . . . . . . . . . . .   1
     Section 1.  Time and Place of Meetings. . . . . . . . . . .   1
     Section 2.  Annual Meetings . . . . . . . . . . . . . . . .   1
     Section 3.  Special Meetings. . . . . . . . . . . . . . . .   1
     Section 4   Notice. . . . . . . . . . . . . . . . . . . . .   1
     Section 5   List of Shareholders. . . . . . . . . . . . . .   1

ARTICLE III - QUORUM AND VOTING OF STOCK . . . . . . . . . . . .   2
     Section 1.  Quorum. . . . . . . . . . . . . . . . . . . . .   2
     Section 2.  Voting and Proxies. . . . . . . . . . . . . . .   2
     Section 3.  No Action by Written Consent. . . . . . . . . .   3
     Section 4.  Presence at Meetings by Means of Communications
                   Equipment . . . . . . . . . . . . . . . . . .   3
     Section 5.  Notice of New Shareholder Business. . . . . . .   3
     Section 6.  Inspectors. . . . . . . . . . . . . . . . . . .   3

ARTICLE IV - DIRECTORS . . . . . . . . . . . . . . . . . . . . .   4
     Section 1.  Number of Directors . . . . . . . . . . . . . .   4
     Section 2.  Classes . . . . . . . . . . . . . . . . . . . .   4
     Section 3.  Removal . . . . . . . . . . . . . . . . . . . .   4
     Section 4.  Vacancies . . . . . . . . . . . . . . . . . . .   5
     Section 5.  General Powers. . . . . . . . . . . . . . . . .   5
     Section 6.  Books and Records . . . . . . . . . . . . . . .   5
     Section 7.  Compensation. . . . . . . . . . . . . . . . . .   5
     Section 8.  Report of Financial Condition . . . . . . . . .   5
     Section 9.  Closing of Stock Transfer Books . . . . . . . .   5

ARTICLE V - MEETINGS OF THE BOARD OF DIRECTORS . . . . . . . . .   5
     Section 1.  Place of Meetings . . . . . . . . . . . . . . .   5
     Section 2.  Annual Meetings . . . . . . . . . . . . . . . .   5
     Section 3.  Special Meetings. . . . . . . . . . . . . . . .   5
     Section 4.  Regular Meetings. . . . . . . . . . . . . . . .   6
     Section 5.  Quorum. . . . . . . . . . . . . . . . . . . . .   6
     Section 6.  Action by Unanimous Consent . . . . . . . . . .   6
     Section 7.  Presence at Meetings by Means of Communications
                   Equipment . . . . . . . . . . . . . . . . . .   6
     Section 8.  Director Nominations. . . . . . . . . . . . . .   6

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ARTICLE VI - COMMITTEES OF THE BOARD OF DIRECTORS. . . . . . . .   7

ARTICLE VII - NOTICES. . . . . . . . . . . . . . . . . . . . . .   7
     Section 1.  Form of Notice. . . . . . . . . . . . . . . . .   7
     Section 2.  Waiver. . . . . . . . . . . . . . . . . . . . .   8

ARTICLE VIII - OFFICERS. . . . . . . . . . . . . . . . . . . . .   8
     Section 1.  General . . . . . . . . . . . . . . . . . . . .   8
     Section 2.  Election. . . . . . . . . . . . . . . . . . . .   8
     Section 3.  Salaries. . . . . . . . . . . . . . . . . . . .   8
     Section 4.  Absence . . . . . . . . . . . . . . . . . . . .   8
     Section 5.  Chairman of the Board . . . . . . . . . . . . .   8
     Section 6.  President . . . . . . . . . . . . . . . . . . .   8
     Section 7.  Vice Presidents . . . . . . . . . . . . . . . .   9
     Section 8.  Assistant Vice Presidents . . . . . . . . . . .   9
     Section 9.  Secretary . . . . . . . . . . . . . . . . . . .   9
     Section 10. Assistant Secretaries . . . . . . . . . . . . .   9
     Section 11. Chief Financial Officer . . . . . . . . . . . .   9

ARTICLE IX - CERTIFICATE REPRESENTING SHARES . . . . . . . . . .   9
     Section 1.  Form of Certificates. . . . . . . . . . . . . .   9
     Section 2.  Facsimile Signatures. . . . . . . . . . . . . .  10
     Section 3.  Lost Certificates . . . . . . . . . . . . . . .  10
     Section 4.  Transfer of Shares. . . . . . . . . . . . . . .  10
     Section 5.  Record Date . . . . . . . . . . . . . . . . . .  10
     Section 6.  Registered Shareholders . . . . . . . . . . . .  10

ARTICLE X - INDEMNIFICATION OF OFFICERS AND DIRECTORS. . . . . .  11
     Section 1.  General . . . . . . . . . . . . . . . . . . . .  11
     Section 2.  Insurance or Other Arrangement. . . . . . . . .  12
     Section 3.  Miscellaneous . . . . . . . . . . . . . . . . .  12
     Section 4.  Definitions . . . . . . . . . . . . . . . . . .  12
     Section 5.  Enforceability. . . . . . . . . . . . . . . . .  13
     Section 6.  Non-Exclusive Rights. . . . . . . . . . . . . .  13

ARTICLE XI - GENERAL PROVISIONS. . . . . . . . . . . . . . . . .  13
     Section 1.  Facsimile Signatures. . . . . . . . . . . . . .  13
     Section 2.  Reliance on Corporate Books and Records . . . .  13
     Section 3.  Fiscal Year . . . . . . . . . . . . . . . . . .  13
     Section 4.  Corporate Seal. . . . . . . . . . . . . . . . .  13

ARTICLE XII - AMENDMENTS TO BYLAWS . . . . . . . . . . . . . . .  13




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

                        AMENDED AND RESTATED BYLAWS
                                     OF
                          HORIZON PHARMACIES, INC.

                        (ADOPTED AS OF MAY 31, 1997)


                                 ARTICLE I
                                  OFFICES

     SECTION 1. Registered Office. The registered office of the Corporation in the State of Texas shall be located at 350 N. St. Paul Street, City of Dallas, Dallas County, Texas 75201, or such other county as the Board of Directors of this Corporation (the "Board") may from time to time designate.

     SECTION 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board may from time to time determine or the business of the Corporation may require.

                                 ARTICLE II
                                SHAREHOLDERS

     SECTION 1. Time and Place of Meetings. Meetings of Shareholders shall be held at such time and at such place in or outside the State of Texas as shall be determined by the Board.

     SECTION 2. Annual Meetings. Annual meetings of Shareholders shall be held at such time and on such date as shall be determined by the Board. At such meeting the Shareholders shall elect a Board and may transact such other business as shall properly come before the meeting.

     SECTION 3. Special Meetings. Special meetings of Shareholders may be called only pursuant to a resolution of the Board. The Board, from time to time, by resolution duly adopted by a majority of its members may amend these Bylaws to authorize other persons to call such special meetings of Shareholders.

     SECTION 4. Notice. Written or printed notice of every meeting of Shareholders, stating the date, time and place where it is to be held, and such other information as may be required by law, shall be served not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by mail, courier, facsimile or telegram, upon each Shareholder entitled to vote at such meeting and upon each Shareholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken. If mailed, such notice shall be deemed delivered when deposited in the United States mail, postage prepaid, addressed to the Shareholder at such Shareholder's address as it last appears on the Corporation's share transfer records. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice so such meeting, shall constitute a waiver of notice by him.

     SECTION 5. List of Shareholders. The officer or agent of the Corporation having charge of the Corporation's share transfer records shall make, at least ten (10) days before each meeting of the Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof. Such list shall be arranged in alphabetical order with the address of and the number of voting shares held by

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each Shareholder.  For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any Shareholder at any time during the Corporation's usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the pendancy of the meeting. The original share transfer records shall be prima facie evidence of the Shareholders entitled to examine such list or transfer records or to vote at any meeting of Shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

                               ARTICLE III
                        QUORUM AND VOTING OF STOCK

     SECTION 1. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Notice of the adjourned meeting shall be given when required by law.

     SECTION 2. Voting and Proxies. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the Shareholders, unless the vote of a greater or lesser number of shares of stock is required by law or the Articles of Incorporation or pursuant to Article II, Section 3, above. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Cumulative voting is prohibited by the Articles of Incorporation. Each proxy shall be in writing and be executed by the Shareholder. A telegram, telex, cablegram, or similar transmission by the Shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the Shareholder, shall be treated as an execution in writing for the purposes of this Section 2 of Article III. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless (i) the proxy form conspicuously states that the proxy is irrevocable, and (ii) the proxy is coupled with an interest, as defined in the Act and other Texas law.

     Shares standing in the name of a corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name as trustee.

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     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his or her name, if such authority is contained in an appropriate order of the court appointing the receiver.

     A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee. Thereafter, the pledgee shall be entitled to vote the shares so transferred.

     Treasury shares, shares of this Corporation's stock owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of this Corporation's own stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 3. No Action by Written Consent. No action or vote of the Shareholders may be taken by written consent.

     SECTION 4. Presence at Meetings by Means of Communications Equipment. Shareholders may not participate in and hold a meeting of the Shareholders by means of conference telephone or similar communications equipment.

     SECTION 5. Notice of New Shareholder Business. At an annual or special meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;
(b) brought before the meeting by or at the direction of the Board of Directors; (c) properly brought before an annual meeting by a Shareholder; or
(d) if, and only if, the notice of a special meeting provides for business to be brought before the meeting by Shareholders, properly brought before the meeting by a Shareholder. For business to be properly brought before a meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty (40) and no more than one hundred (100) days prior to the meeting; provided however, that in the event less than forty-five (45) days remain until the date of the meeting, notice by the Shareholder to be timely must be so received not later than the fifth (5th) day prior to the date of the meeting. A Shareholder's notice to the Secretary shall set forth in reasonable detail (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and, in the event that such business includes a proposal to amend either the Articles of Incorporation or the Bylaws, the language of the proposed amendment; (b) the name and address, as they appear on the Corporation's books, of the Shareholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholder; and (d) any material interest of the Shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 3 of Article III. The chairman of a meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 3 of Article III, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 6. Inspectors. The Board of Directors in advance of any Shareholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so

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appointed, the person presiding at a Shareholders' meeting may, and on the request of any Shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person present thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

                                ARTICLE IV
                                DIRECTORS

     SECTION 1. Number of Directors. The Board of Directors of the Corporation shall consist initially of five (5) members. The number of directors constituting the entire Board may be changed from time to time by resolution adopted by the Board of Directors or the Shareholders, provided no decrease made in such number shall shorten the term of any incumbent director.

     SECTION 2. Classes. Directors shall be at least eighteen (18) years of age and need not be residents of the State of Texas nor Shareholders of the Corporation. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the terms of office of the first class to expire at the 1998 annual meeting of Shareholders, the term of office of the second class to expire at the 1999 annual meeting of Shareholders and the term of office of the third class to expire at the 2000 annual meeting of Shareholders. At each annual meeting of Shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of Shareholders after their election.

     SECTION 3. Removal. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. The Board may remove a director for cause upon the vote of a majority of the members of the Board (excluding the director whose removal is sought). Such removal for cause shall be effective immediately upon such Shareholder or Board action even if successors are not elected simultaneously. The vacancies on the Board caused by such action shall be filled only by election by the Shareholders; provided that the Board may not fill more than two (2) such directorships during the period between any two successive Annual Shareholders' Meetings. Shareholders holding a majority of shares then entitled to vote at an election of directors may, at any time terminate the term of office of all or any of the directors for cause only by a vote at any Annual Shareholders' Meeting or any Special Shareholders' Meeting called for that purpose. The Board may remove a director for cause upon the vote of a majority of the members of the Board (excluding the director whose removal is sought). Such removal for cause shall be effective immediately upon such Shareholder or Board of Director action even if successors are not elected simultaneously. The vacancies on the Board caused by such action shall be filled only by election by the Shareholders.

     Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series; and any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole

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

remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

     SECTION 4. Vacancies. Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors remaining in office, although less than a quorum, or by election by the Shareholders at any meeting thereof. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of Shareholders and until his successor shall have been elected and qualified; provided that the Board may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of Shareholders.

     SECTION 5. General Powers. The business affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised by the Shareholders.

     SECTION 6. Books and Records. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside the State of Texas, at such place or places as they may from time to time determine.

     SECTION 7. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, or any committee thereof, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

     SECTION 8. Report of Financial Condition. At least once in each year, the directors shall make a complete and detailed report of the financial condition of the Corporation to its Shareholders, which report shall be filed with the Chief Financial Officer and shall be subject to inspection by the Shareholders.

     SECTION 9. Closing of Stock Transfer Books. The directors may close the stock transfer books for a period not exceeding twenty (20) days prior to Shareholders' meetings or payment of dividends or for such other reasons as they may see fit.

                                ARTICLE V
                    MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 1. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either in or outside the State of Texas, at such places as the Board may from time to time determine.

     SECTION 2. Annual Meetings. The Board of Directors shall hold its annual meeting as soon after the Shareholders' annual meeting as may be practical. Annual meetings of the Board of Directors may be held without notice.

     SECTION 3. Special Meetings. Special meetings of the Board of Directors may be called by the President or any two or more directors. Notice of special meetings, specifying the time and day thereof, shall

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

be given by the President or the Secretary to each director not less than twenty-four (24) hours before such meeting, either personally or by facsimile, telegram or other means of immediate communication, and at least seventy-two (72) hours previous thereto if given by written notice mailed or otherwise transmitted to each director at the address of his business or residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 4. Regular Meetings. Regular meetings of the Board may be held with or without notice at such time and place as the Board may determine by resolution.

     SECTION 5. Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the Articles of Incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the Articles of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Directors may not vote or take action by written consent by proxy. Directors with an interest in a business transaction of the Corporation and directors who are directors or officers or have a financial interest in any other corporation, partnership, association or other organization with which the Corporation is transacting business may be counted in determining the presence of a quorum at a meeting of the Board or of a committee of the Board to authorize such business transaction.

     SECTION 6. Action by Unanimous Consent. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or the committee, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee, and shall have the same force and effect as a unanimous vote at a meeting of the Board or such committee.

     SECTION 7. Presence at Meetings by Means of Communications Equipment. Any one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     SECTION 8. Director Nominations. Nominations for the election of directors may be made by the Board of Directors or by any Shareholder entitled to vote in the election of directors generally. However, any Shareholder entitled to vote in the election of directors generally may nominate one (1) or more persons for election as directors at a meeting only if timely notice of such Shareholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation in accordance with the notice provisions of Section 5 of Article III. Each such notice shall set forth (a) the name and address of the Shareholder who intends to make the nomination and of the person or

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

persons to be nominated; (b) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such persons or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholders as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

     If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 8 of Article V, such nomination shall be void.

                                ARTICLE VI
                   COMMITTEES OF THE BOARD OF DIRECTORS

     The Board, by resolution adopted by a majority of the entire Board, may designate, from among its members, an Executive Committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except as otherwise required by law; PROVIDED, HOWEVER, that no committee shall have the power or authority of the Board in reference to amending the Articles of Incorporation of the Corporation, adopting an agreement of merger or consolidation of the Corporation, recommending to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation. The Executive Committee shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Board shall appoint the Chairman of the Executive Committee. The members of the Executive Committee shall receive such compensation and fees as from time to time may be fixed by the Board. Vacancies in the membership of a committee shall be filled by the Board at a regular or special meeting of the Board. All committees created by the Board shall keep regular minutes of their proceedings and report the same to the Board at the regular meeting of the Board immediately subsequent to any such committee proceeding.

                               ARTICLE VII
                                 NOTICES

     SECTION 1. Form of Notice. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or Shareholder and no provision is made as to how such notice shall be given, such notice may be given in writing, either personally or by courier, facsimile, telegram or mail, or other means of immediate communication, addressed or transmitted to such director or Shareholder, at his address as it appears on the records of the Corporation. Any notice required or permitted to given by facsimile, telegram or other means of immediate communication shall be deemed to be given at the time of actual delivery. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same is deposited, postage prepaid, in the United States mail as aforesaid.

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     SECTION 2.  Waiver.  Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                               ARTICLE VIII
                                 OFFICERS

     SECTION 1. General. The officers of the Corporation shall be appointed by the Board and shall be a Chairman of the Board, a President and a Secretary. The Board of Directors may also appoint one or more Vice Presidents, with or without such descriptive titles as the Board shall deem appropriate, a Chief Financial Officer, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and such other officers and agents as the Board of Directors may determine. Any two (2) or more offices may be held by the same person, except that there shall always be two (2) persons who hold offices which entitle them to sign instruments and stock certificates.

     SECTION 2. Election. The Board of Directors shall elect the officers of the Corporation at each annual meeting of the Board. The Board may appoint such other officers and agents as it deems necessary. The officers of the Corporation, unless removed by the Board of Directors as herein provided, shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     SECTION 3. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board.

     SECTION 4. Absence. In the event of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

     SECTION 5. Chairman of the Board. The Chairman of the Board shall preside, when present, at all meetings of Shareholders and the Board. To the extent permitted by applicable law, upon resolution adopted by the Board, the Chairman of the Board may possess the same powers as the President to execute contracts, certificates and other instruments of the Corporation which may be authorized by the Board. During the absence or disability of the President, the Chairman of the Board shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Board or by amendment to these Bylaws.

     SECTION 6. President. The President shall be the Chief Executive Officer of the Corporation, subject to the control and supervision of the Board. The President shall preside at all meetings, shall have general supervision of the affairs of the Corporation or other obligations of the Corporation as authorized by the Board of Directors, and shall perform any other duties incident to his office which are properly required by the Board of Directors.

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

     SECTION 7. Vice Presidents. The Vice-President or Vice-Presidents shall perform such duties as are assigned to him or them by the Board of Directors or the President, under whose supervision he or they shall be. The Vice-President, or, if there shall be more than one Vice-President, such designated Vice-President, shall perform the duties of the President hereinabove set forth in the absence, refusal, or incapacity of the President and the absence, inability or refusal of the Chairman of the Board to act.

     SECTION 8. Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President, if any (or, if there be more than one, the Assistant Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of that Vice President and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer, the Chief Operating Officer or the Vice President under whose supervision he is appointed may from time to time prescribe.

     SECTION 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committee appointed by the Board when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody and charge of the corporate books and the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     SECTION 10. Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 11. Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall sign or countersign such instruments as require his signature and shall perform such other duties as are properly required of him. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.

                                ARTICLE IX
                     CERTIFICATE REPRESENTING SHARES

     SECTION 1. Form of Certificates. Every holder of shares of stock in the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation. Each such certificate shall be numbered and entered in the books of the Corporation as they are issued, and shall exhibit

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

the holder's name and the number of shares. Certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof.

     SECTION 2. Facsimile Signatures. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate has been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

     SECTION 4. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

     SECTION 5. Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records are closed for the purpose of determining Shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board may fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting nor more than sixty (60) days prior to any other action. If the share transfer records are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the corporaiton of any of its own shares) or share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders of record entitled to notice of or to vote at any meeting of Shareholders have been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

     SECTION 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner, and the Corporation shall not be bound to recognize any equitable or other claim to or interest

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

in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

                                ARTICLE X
                INDEMNIFICATION OF OFFICERS AND DIRECTORS

     SECTION 1. General. The Corporation shall indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of this Corporation to the fullest extent and manner permissible under the Act or applicable rules, regulations or laws. A person shall be indemnified under Section of this
Article X against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. The mandatory indemnification provision set forth in this Section 1 shall be deemed to constitute authorization of indemnification in the manner required by the Act even though this provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

     The Corporation shall indemnify a director against reasonable expenses incurred by such director in connection with a proceeding in which the director is a named defendant or respondent because the director is or was a director if such director has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding after the Corporation receives a written affirmation by the director of such director's good faith belief that such director has met the standard of conduct necessary for indemnification under this Article X and the Act and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by such director in connection with that proceeding is prohibited by the Act. A provision contained in the Articles of Incorporation, these Bylaws, a resolution of Shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted by the Act, shall be deemed to constitute authorization of that payment or reimbursement.

     The written undertaking required by this Article X must be an unlimited general obligation of the director that need not be secured. It may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article X, the Corporation shall pay or reimburse expenses incurred by a director in connection with such director's appearance as a witness or other participation in a proceeding at a time when the director is not a named defendant or respondent in the proceeding.

     An officer of the Corporation shall be indemnified as, and to the same extent, provided by the Act and this Article X for a director and is entitled to indemnification to the same extent as a director. The Corporation shall indemnify and advance expenses to an officer, and may indemnify and advance expenses to employees and agents of the Corporation to the same extent it is authorized to indemnify and advance expenses to directors under this Article X.

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

     The Corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the Corporation, but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the same extent that it is authorized to indemnify and advance expenses to directors under this Article X.

     The Corporation shall indemnify and advance expenses to an officer, and may indemnify and advance expenses to an employee, agent or person indemnified in this Article X and who is not a director, to such further extent, consistent with law, as may be provided by the Articles of Incorporation of this Corporation, these Bylaws, general or specific action of the Board, or contract or is permitted or required by common law.

     SECTION 2. Insurance or Other Arrangement. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of this Corporation or who is or was serving at the request of this Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this Article X. If the insurance or another arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the Shareholders of the corporation.

     SECTION 3. Miscellaneous. Any indemnification of or advance of expenses to a director in accordance with this Article X shall be reported in writing to the Shareholders with or before the notice or waiver of notice of the next Shareholders' meeting or with or before the next submission to Shareholders of a consent to action without a meeting pursuant to the Act and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

     For purposes of this Article X, the Corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by such director of the director's duties to the Corporation also imposes duties on or otherwise involve services by such director to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by such director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by such director to be in the best interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interest of the Corporation.

     SECTION 4. Definitions. As used in this Article X the following terms shall have the following meanings:

          (a) The terms "corporation," "director," "expenses," and "proceeding," shall have the meanings given such terms in Article. 2.02-1 of the Act.

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

          (b) The term "Act" means the Texas Business Corporation Act as now in effect or as hereafter amended.

     SECTION 5. Enforceability. This Article X shall be given its broadest effect and application permissible under the Act and other applicable law and only to such extent. If it is finally determined by a court of competent jurisdiction that this Article X, in whole or in part, is invalid, illegal or unenforceable in any respect or respects, it shall nevertheless be enforceable to the extent and given its broadest effect and application found by such court to be consistent with the Act and other applicable law.

     SECTION 6. Non-Exclusive Rights. The rights of indemnification and reimbursement provided herein shall not be exclusive of any other rights to which such person may be entitled by law, agreement, general or specific action of the Board, Shareholders' vote or otherwise.

                                 ARTICLE XI
                             GENERAL PROVISIONS

     SECTION 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     SECTION 2. Reliance on Corporate Books and Records. Each directors, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of such person's duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, by an appraiser selected with reasonable care.

     SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     SECTION 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Texas." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                ARTICLE XII
                           AMENDMENTS TO BYLAWS

     Unless otherwise provided by the Articles of Incorporation or a bylaw adopted by the Board, these Bylaws may be amended or repealed, or new bylaws may be adopted, by either: (i) a vote of two-thirds (2/3) of the members of the Board, or (ii) a vote of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.






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

                                CERTIFICATION

     I, the undersigned Secretary of the Corporation, hereby certify that the foregoing is true, accurate and complete copy of the Amended and Restated Bylaws of HORIZON Pharmacies, Inc., adopted by its Shareholders by resolution dated May 31, 1997.



                                   ------------------------------------------
                                   Sy S. Shahid, Secretary


















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